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Exhibit 23.1

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-103646) and Form S-3 (No. 333-104188) of Dade Behring Holdings, Inc. of our reports dated February 27, 2004 of the Successor Company and February 24, 2003 of the Predecessor Company relating to the financial statements and financial statement schedules, which appear in this Form 10-K.

PricewaterhouseCoopers LLP
Chicago, Illinois
March 9, 2004

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  Exhibit 23.1
Consent of Independent Accountants